UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT
(Rule 14C-101)
Schedule 14C Information

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[x]	Definitive Information Statement

CHDT CORPORATION
(Name of Registrant as Specified In Its Charter)

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CHDT CORPORATION
350 Jim Moran Boulevard, Suite 120
Deerfield Beach, Florida 33442
Telephone: (954) 252-3440

August 7, 2009

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear holders of CHDT Corporation Common Stock (“shareholders” or “you”):

No action is required by you. The accompanying Information Statement is furnished only to inform shareholders of the actions described below in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable Florida Statutes. This Information Statement is first being furnished to you on or about August 17, 2009.  See “Questions and Answers” at page 7 below.

Who is entitled to Notice: The enclosed information statement is being furnished to shareholders of record as of July 20, 2009, of CHDT Corporation ("Company,” "CHDT,” “we,” “us’” or “our”), a Florida corporation, in connection with the following corporate actions, each of which was approved by written consents of shareholders representing more than 50% of the shares of Common Stock entitled to be cast on each of the corporate actions:

(1)  Amend the Articles of Incorporation of the Company to Increase Authorized Shares of Common Stock and Reduce Authorized Shares of Serial Preferred Stock.  The amendment of Article IV(“Amendment”) of the Company’s Amended and Restated Articles of Incorporation (“Restated Articles”) in order to, and for the sole purpose of, increasing the authorized shares of Common Stock from 600 million to 850 million and  reducing the authorized shares of serial preferred stock to 50 million from 100 million, which action was approved on July 9, 2009, by the Company’s Board of Directors and on July 17, 2009 by written consents by shareholders representing 52% of the shares of Common Stock entitled to be cast on the Amendment.  This increase in the authorized shares of Common Stock is necessary to meet all existing, potential obligations to issue shares of Common Stock, especially for any conversion of shares of the Company preferred stock to shares of Common Stock, or exercise of options or warrants to purchase shares of the Common Stock. The Company wants to reduce the authorized shares of serial preferred stock to a number that the Company believes is more realistic in terms of the maximum number of shares that might be issued in the foreseeable future by the Company. (See “Amendment of Article IV” at page 11  below). The proposed Amendment is set forth in Exhibit A to this Information Statement.

(2)  Approval and adoption of the Restated Articles, which was approved on July 9, 2009, by the Company’s Board of Directors and  approved on July 9, 2009, by written consents by shareholders representing 54% of the shares entitled to be cast on the Restated Articles.  The Restated Articles are set forth as Exhibit B to this Information Statement.  The Restated Articles were adopted for the sole purpose of changing the Company’s articles of incorporation to do the following:

(a)  Amend Article IV of the Restated Articles to Authorize the following two new series of Preferred Stock:

(i)  Series C Convertible Preferred Stock, $1.00 par value per share, (“Series C Stock”). The Series C Stock was authorized for issuance to an investor under a July 9, 2009 Stock Purchase Agreement (“SPA”) by the Company and Involve, LLC, a Florida limited liability company, (“Investor”).  Under the Restated Articles, 1,000 shares of Series C Stock are authorized for issuance.  The Series C Stock also entitles the holders to nominate and elect two of the seven directors on the Company’s Board of Directors (See: “Restated Articles: Series C Stock” at page 13 below); and

(ii)  Series B-1 Convertible Preferred Stock, $0.0001 par value per share, (“Series B-1 Stock”). The Series B-1 Stock was created to replace the previously authorized Series B Convertible Preferred Stock, $0.10 par value per share, (“Series B Stock”). Under the Restated Articles, 2,108,813 shares of Series B-1 Stock are authorized for issuance.  The Series B Stock was voluntarily cancelled by its holders on July 9, 2009.  The Series B-1 Stock was authorized to conform its rights and preferences to the rights and preferences of the Series C Stock and to replace the cancelled Series B Stock.  The outstanding shares of the Series B Stock were voluntarily surrendered by the holders on July 9, 2009.  See: “Restated Articles: Series B-1 Stock” at page 12 below; and

(b)  Amend Article V, Section 1 of the Company’s articles of incorporation to reduce the maximum number of directors allowed to sit on the Company’s Board of Directors from eleven to seven directors in order to reflect the maximum number of directors that have typically sat on the Company’s Board of Directors and to comply with an obligation in the SPA to reduce the maximum number of directors allowed to sit on the Company’s Board of Directors.  See: “Restated Articles: Reduce Board Size” at page 13 below.

Under federal law, the Amendment and Restated Articles will not be effective until at least 20 days after this Information Statement has first been furnished to shareholders who have not previously consented, which date is August 20  2009.

Please feel free to call us at (954) 252-3440 should you have any questions on the enclosed Information Statement.

By order of and for the Board of Directors of CHDT Corporation

By: /s/ James G McClinton, Chief Financial Officer
James G McClinton, Chief Financial Officer
August 7, 2009

CHDT CORPORATION
350 Jim Moran Boulevard, Suite 120
Deerfield Beach, Florida 33442

INFORMATION STATEMENT REGARDING
ACTION TAKEN BY WRITTEN CONSENT OF
MAJORITY STOCKHOLDERS
IN LIEU OF AN ANNUAL OR SPECIAL MEETING

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDER
THIS INFORMATION STATEMENT IS DATED AUGUST 7, 2009

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY’S COMMON STOCK. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dear Holders of CHDT Corporation Common Stock (“shareholders” or “you”):

Introduction.  This Information Statement is being furnished to the shareholders of CHDT Corporation (“Company,” “we,” “our” or “us”), a Florida corporation with its principal executive offices at 350 Jim Moran Boulevard, Suite 120, Deerfield Beach, Florida 33442, Broward County, in connection with the following corporate actions, which will take effect 20 days after the furnishing of this Information Statement to shareholders.

The corporate actions are:

(1)  Amend the Articles of Incorporation to Increase the Authorized Shares of Common Stock and Reduce the Authorized Shares of Preferred Stock: The amendment of Article IV of the Amended and Restated Articles of Incorporation (“Restated Articles”)  to increase the authorized shares of Common Stock from 600 million to 850 million and to reduce the total authorized number of shares of serial preferred stock from 100 million to 50 million shares (“Amendment”) (See “Amendment of Article IV” at page 11 below); and

(2)  Adopt and Approve the Restated Articles, which Restated Articles do the following:

(a)  Amend Article IV of the Restated Articles to authorize two new series of preferred stock:

(i)  Series C Convertible Preferred Stock, $1.00 par value per share, (“Series C Stock”). The Series C Stock was authorized for issuance to an investor under a July 9, 2009 Stock Purchase Agreement (“SPA”) by the Company and Involve, LLC, a Florida limited liability company, (“Investor”).  Under the Restated Articles, 1,000 shares of Series C Stock are authorized for issuance.  The Series C Stock also entitles the holders to nominate and elect two of the seven directors on the Company’s Board of Directors (See: “Restated Articles: Series C Stock” at page 13 below); and

(ii)  Series B-1 Convertible Preferred Stock, $0.0001 par value per share, (“Series B-1 Stock”). The Series B-1 Stock was created to replace the previously authorized Series B Convertible Preferred Stock, $0.10 par value per share, (“Series B Stock”).  The outstanding shares of the Series B Stock were voluntarily surrendered for cancellation by its holders on July 9, 2009.  The Series B-1 Stock was authorized to conform its rights and preferences to the rights and preferences of the Series C Stock.  Under the Restated Articles, 2,108,813 shares of Series B-1 Stock are authorized for issuance.  See: “Restated Articles: Series B-1 Stock” at page 12 below; and

(b)  Amend Article V, Section 1 of the Company’s articles of incorporation to reduce the maximum number of directors allowed to sit on the Company’s Board of Directors from eleven to seven directors in order to reflect the number of directors that have typically sat on the Company’s Board of Directors and to comply with an obligation in the SPA to reduce the maximum number of directors allowed to sit on the Company’s Board of Directors.  See: “Restated Articles: Reduce Board Size” at page  13 below.

Dilution Impact of Amendment and Restated Articles. The Amendment will allow the Company to issue additional shares of Common Stock over and above the previously authorized 600 million shares of Common Stock, but not to exceed 850 million shares of capital stock. The authorization of Series C Stock and Series B-1 Stock under the Restated Articles, both series being convertible into shares of Common Stock upon demand of the holders, may, if the preferred stock is in fact converted into Common Shares, result in the issuance of up to 156,570,565 shares of additional Common Stock.  The issuance of any additional shares of Common Stock will have the effect of diluting the equity interests of existing stockholders and the earnings per share of existing shares of Common Stock. See “Dilution” at page 13 below.  Such dilution could be substantial, depending upon the amount of shares issued for exercised stock options or warrants or for converted serial preferred stock. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. The amendment to increase the number of authorized shares has no effect on the legal rights of the holders of the existing shares of Common Stock.  The authorization of Series C Stock creates another series of capital stock in addition to the Series B-1 Stock that have priority over the Common Stock in connection with any dividend and other distributions, including liquidation distributions,  by the Company.

Approval of Corporate Actions. On July 9, 2009, the Amendment was approved by the Company’s Board of Directors.  On July 17, 2009, the Amendment was approved by written consent of holders of the Common Stock, $0.0001 par value per share, of the Company (“Common Stock”) representing a majority of the votes entitled to be cast by all shareholders on the Amendment.  As such, there will be no shareholders’ meeting to approve the Amendment.  On July 9, 2009, the Restated Articles were approved by the Company’s Board of Directors and by written consent of holders of the Common Stock representing a majority of the votes entitled to be cast by all shareholders on the Amendment. As such, there will be no shareholders’ meeting to approve the Restated Articles.

Notice to Shareholders. The Information Statement is first being furnished on or about August 20, 2009 to holders of record of the Common Stock on July 20, 2009.

Reasons for Amendment and Restated Articles. With respect to the Amendment, the Company’s current articles of incorporation do not authorize sufficient shares of Common Stock to cover all possible future conversions of outstanding shares of preferred stock or the exercise of existing and granted stock options and warrants for the purchase of Common Stock. The Company wants to reduce the authorized shares of serial preferred stock to a number that is more realistic in terms of the maximum number of shares that the Company believes might be issued in the foreseeable future by the Company.

With respect to the Restated Articles, the Company needed to obtain funding for working capital especially the purchase of products for pending and anticipated customer orders in the second half of 2009,  and such funding was readily available from the Investor who was willing to purchase a series of preferred stock with certain specified rights and preferences. Such funding was not readily available from other sources or not available on terms and conditions as favorable, in the opinion of the Company, as the proposed SPA. With such a transaction, which is described in the next paragraph in more detail, the Company needed to restate its articles of incorporation under Florida law to authorize and designate the rights and preferences of the Series C Stock and then also to authorize a another new series of preferred stock, the Series B-1 Stock, to replace the Series B Stock and in order conform to the rights and preferences of the Series B-1 Stock to the rights and preferences of Series C Stock.

Both the Amendment and the Restated Articles were approved by the Board of Directors as part of and as required SPA The Investor is an accredited investor under Rule 501(a) of Regulation D under the Securities Act of 1933, as amended,  (“Securities Act”).  Under the SPA, the Investor purchased 1,000 shares of Series C Stock for an aggregate purchase price of $700,000, or $700 per share.  The sale of the Series C Stock to the Investor was made in reliance on an exemption from registration pursuant to Rule 506 of Regulation D under the Securities Act. The investment proceeds will be used by the Company for working capital of the Company and its operating subsidiaries and was primarily required to fund the acquisition of products in 2009 to be sold by the Company’s two wholly-owned, operating subsidiaries, Capstone Industries, Inc. and Black Box Innovations, LLC.   See: “Restated Articles - SPA ” below at page 13 for a description of the SPA.  The SPA closed on July 9, 2009.  A copy of the SPA was filed as Exhibit 10.1 to the Form 8-K, dated July 9, 2009, and filed with the Commission on July 14, 2009 (Commission File Number 000-28831).

This Information Statement has been prepared by our management, and the entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Florida law provides in substance that unless the Company's current Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

No shareholder proposal has been submitted in respect of the Amendment, the Restated Articles, or any related action.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended,  the Amendment and Restated Articles will not be adopted until a date at least 20 days after the date on which this Information Statement is first being furnished to the shareholders.  The Company anticipates that the actions contemplated herein will be effected under said rule on or about the close of business on August 31, 2009.

As used in this Information Statement, “SEC” or “Commission” shall mean the U.S. Securities and Exchange Commission.

TABLE OF CONTENTS

Section	Starts at Page#

Introduction – Information Statement	4
Questions and Answers	8
Vote Required for Approval	9
Outstanding Shares and Voting on the Corporate Actions	9
No Shareholders Meeting; Notice to Shareholders; Notice to Shareholders	11
Dissenters’ Rights	11
Amendment of Article IV	11
Restated Articles	12
Series B-1 Stock	12
SPA	13
Series C Stock	13
Reduce Board Size	14
Dilution	14
Anti-Takeover Effects of Amendment and Restated Articles	15
Series A Convertible Preferred Stock, $1.00 par value	15
Voting Rights and Security Ownership of Certain Beneficial Owners and Management	15
Interest of Certain Persons in or Opposition to Matters to be Acted Upon	18
Additional Information	19
Incorporation of Information	19

Exhibit A: Amendment to Article IV of the Amended and Restated Articles of Incorporation	20
Exhibit B: Amended and Restated Articles of Incorporation	21

QUESTIONS AND ANSWERS

Q.  Why did I receive this Information Statement?

A.  Applicable laws require us to provide you information regarding the Amendment and Majority Shareholder Action - even though your vote is neither required nor requested for the Amendment and Restated Articles to become effective under SEC rules.

Q.  What will I receive when the corporate actions are effective?

A.  The Amendment and Restated Articles have already been approved, and you will not receive anything further.

Q.  Why am I not being asked to vote?

A.  The holders of a majority of the issued and outstanding shares of Common Stock have already approved the Amendment and Restated Articles by a written consent in lieu of a shareholders' meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Florida law, and no further approval by our shareholders is required.

Q.  What do I need to do now?

A.  Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Q.  Whom can I contact with questions?

A.  If you have any questions about any of the actions to be taken by the Company, please contact Jill Mohler, Secretary, at Company, (954) 252-3440 or mail your inquiry to her at CHDT Corporation, 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442.

Q.  Why is Article IV of the Amended and Restated Articles of Incorporation being amended?

A.  The Company must increase its authorized shares of Common Stock to ensure a sufficient number of shares of Common Stock to cover existing obligations under the Restated Articles and the SPA for the possible future issuances of shares of Common Stock upon any conversion of Company’s preferred stock and upon any exercise of Company options and warrants to purchase Common Shares.  The Amendment will increase the authorized shares of Common Stock to 850 million shares from the current 600 million shares of authorized Common Stock in Restated Articles, an increase of 250 million from the 600 million shares of Common Stock.  As of July 20, 2009, the number of shares of Common Stock issuable upon conversion of all outstanding preferred stock is 156,570,565 and the number of shares of Common Stock issuable upon the exercise of all outstanding options and warrants is 89,992,152.

Q.  Why were the Company’s Articles of Incorporation amended and restated?

A.  As part of the SPA, the Company was required to amend its Articles of Incorporation to authorize the Series C Stock and Series B-1 Stock as well as adjust the maximum number of directors allowed to serve on the Company’s Board of Directors from eleven to seven directors.   The Series C Stock was authorized for the sole purpose of issuing the shares of the Series C Stock to the Investor under the SPA.  The Series B-1 Stock was created to replace the Series B Convertible Preferred Stock, $0.10 par value, (“Series B Stock”), which were issued and held solely by directors of the Company as consideration for past cash loans made to Company by the directors or as payment in full of, or consideration for cancelling, such loans in lieu of cash payment. All shares of Series B Stock were voluntarily cancelled by its holders on July 9, 2009 in order to comply with the SPA requirements that the two existing series of Company preferred stock would have the designations, rights and preferences set forth in the SPA, which set forth the terms and conditions upon which the Investor was willing to invest $700,000 in the Company through the purchase of the Series C Stock.   A comparison of Series C Stock, Series B-1 Stock and Series B Stock are set forth in “Restated Articles” below at page 12.

Q.  Why did the Company enter into the SPA?

A.  The Company has relatively little assets suitable for asset based financing and its current accounts receivable are subject to an accounts receivable line of credit from Sterling National Bank.  Further, the Company’s Common Stock is a “penny stock” under SEC rules and typically trades at one cent per share and rarely exceeds two to three cents per share.  The Company also does not produce sufficient and regular cash flow from operations to fund all working capital needs.  As such, the traditional means for obtaining working capital funding on affordable terms and conditions and on a regular basis are not available to the Company.  This has forced the Company to fund short falls in working capital needs that are not met by cash flow from operations by periodic, short term loans from directors or the private placement of its Common Stock.  The directors’ willingness and ability to make such loans to the Company are limited in terms of the frequency of such loans and the amount of principal loan amount.  In order to fund the current growth in Company sales of its operating company’s products, the Company needed to find a single investor source to provide working capital for the company and its subsidiaries and funding for the purchase of products for pending or anticipated 2009 product orders from customers of the Company’s operating subsidiaries, which funding was not available from the directors who have loaned money to the Company in the past or from other investors or funding sources.  The Company believes, but cannot make any assurances, that the relationship with the Investor that was created by the SPA will enhance the ability of the Company to obtain future debt, equity or debt and equity funding from other sources.  Said belief is based on the possible funding sources of the Investor as well as the fact that a single accredited investor has made an investment in the Company that is, in terms of the typical size of an investment in or funding of the Company (and in the opinion of the management of the Company), deemed to be significant and an indication of that investor’s confidence in the future of the Company.  See: “Restated Articles – SPA” at page 13 below.

VOTE REQUIRED FOR APPROVAL

In addition to the approval of the Company’s Board of Directors, the Amendment and Restated Articles required the approval of the holders of the Common Stock representing a majority of votes entitled to be cast by all shareholders on the Amendment.  As of July 9, 200, July 17, 2009 and as of July 20, 2009, there were 560,041,645 shares of Common Stock outstanding.  The affirmative vote of at least 280,020,823 shares of Common Stock was necessary to approve the Amendment and Restated Articles. On July 9, 2009, holders of 302,118,450 shares of Common Stock consented to the Restated Articles, which represents 54% of the outstanding shares of Common Stock.  On July 17, 2009 holders of 288,423,955 shares of Common Stock consented to the Amendment, which represents 52% of the outstanding shares of Common Stock.

OUTSTANDING SHARES AND VOTING ON PROPOSAL

As of July 9, 2009, the Company's authorized capitalization consisted of 600,000,000 shares of Common Stock, of which 560,041,645 shares were issued and outstanding as of all dates referenced herein; and 100 million shares of serial preferred stock, with 5 million shares of Series B Stock authorized and 2,108,813 shares of Series B Stock outstanding. All holders of outstanding shares of the Series B Stock unanimously approved the Restated Articles on July 9, 2009, prior to cancellation of all of those shares.

As of July 20, 2009, the Company's authorized capitalization consisted of 600,000,000 shares of Common Stock, of which 560,041,645 shares were issued and outstanding; and 100 million shares of serial preferred stock, consisting of:  1,000 shares of Series C Convertible Preferred Stock, $1.00 par value, of which 1,000 shares were issued; and 2,108,813 shares of series B-1 Convertible Preferred Stock, $1.00 par value, of which 1,329,000 shares are issued.  The Series C Stock and Series B-1 Stock have no voting rights and their approval is not required to approve the Amendment.

Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

The Common Stock is quoted on the Over-the-Counter Bulletin Board under the trading symbol “CHDO.OB.”  There is no public market for any series of Company preferred stock and the Company has no intention or establishing a public market for any such series of preferred stock.

The following shareholders consented to the Amendment on July 17, 2009, in a written consent in lieu of a meeting, which has the effect, under Florida Law, of a vote of a majority of the votes attributable to the outstanding shares of Common Stock:

Name of Common Shares Shareholder	Number of Common Shares
Howard Ullman	93,869,536
Stewart Wallach	65,157,295
Manny Bello	10,500,000
Margaret Fisher	43,295,000
Bart Fisher	30,715,419
Jeffrey Postal	7,236,250
Laurie Holtz	4,295,000
Jeffrey Guzy	832,000
Larry Sloven	792,000
Paul W. Richter	425,950
Gerry McClinton	500,000
Allen Singer	3,300,000
Rita Ullman	1,100,000
Lorenzo Lamadrid	6,990,000
Diane & Alan Frank	4,447,647
Wayne Hardack	1,470,588
Gary Dear	1,470,588
Dan Strauss	2,083,824
Mark Dice	1,100,000
Ross Dimaggio	2,000,000
Lisa Kasten	3,421,429
Phyllis Arnold	3,421,429
TOTAL	288,423,955

The following shareholders consented to the Restated Articles on July 9, 2009, in a written consent in lieu of a meeting, which has the effect, under Florida Law, of a vote of a majority of the votes attributable to the outstanding shares of Common Stock:

Name of Common Shares Shareholder	Number of Common Shares
Howard Ullman	148,869,536
Stewart Wallach	65,157,295
Margaret Fisher	43,295,000
Bart Fisher	30,715,419
Jeffrey Postal	7,236,250
Laurie Holtz	4,295,000
Jeffrey Guzy	832,000
Larry Sloven	792,000
Paul W. Richter	425,950
Gerry McClinton	500,000
TOTAL	302,118,450

The Series B Stock holders unanimously consented to the Restated Articles on July 9, 2009.  The name of the holders of Series B Stock as of July 9, 2009, and their respective share ownership are set forth below:

Name of Series B Stock Holder	Number of Series B Stock Shares
Stewart Wallach (1)	939,000
Howard Ullman (2)	914,813
Jeffrey Postal (2)	250,000
Laurie Holtz (2)	5,000

Notes to Table:
(1) Mr. Wallach is the Chief Executive Officer and a director of the Company.
(2) Messrs. Ullman, Postal and Holtz are directors of the Company.

Accordingly, Majority Shareholder Action approved the Amendment and Restated Articles.

NO SHAREHOLDER MEETING; NOTICE TO SHAREHOLDERS

There WILL NOT be a meeting of shareholders and none is required under applicable Florida statutes when an action has been approved by majority shareholders without a meeting. This Information Statement is first being mailed on or about August 20, 2009, to the holders of Common Stock of record of July 20, 2009. There are estimated 3300 shareholders of record as of the record date.

This Information Statement constitutes the written notice to shareholders required under Section 607.0704(3) of Florida Statutes.

DISSENTERS' RIGHTS.

Under Florida law, our shareholders do not have dissenters' rights in connection with the Amendment or the Restated Articles.

AMENDMENT OF ARTICLE IV

Reason for the Amendment.  The Amendment amends Article IV, Section 1 of the Restated Articles in order to and for the sole purpose of increasing the authorized shares of Common Stock from 600 million to 850 million and to reduce the authorized shares of serial preferred stock from 100 million to 50 million shares.  The Amendment makes no other change to the Restated Articles.   The Amendment is necessary because the Company’s existing obligations to issue shares of Common Stock upon any future conversion of all of the Company’s outstanding preferred stock and upon any future exercise of outstanding options and warrants exceeds the currently authorized number of shares of Common Stock.  The Company estimates that it needs approximately 850 million shares of Common Stock authorized to meet all such possible future issuances of Common Stock upon conversion of preferred stock, exercise of options and warrants and possible future registered or private offerings of shares of the Common Stock by the Company.

Calculation of Necessary Authorized Common Shares. The Company needs to the following number of additional authorized shares of Common Stock (beyond the currently authorized 600 million): 88,591,140 common shares to cover the possible future conversion B-1 Series Preferred stock; 67,979,425 common shares to cover the possible future conversion of 1,000 shares of Series C stock; 70,433,333 shares of Common Stock to cover possible future exercise of outstanding stock options and 19,558,819 shares of Common Stock to cover outstanding warrants.

Effect of the Amendment on Common Stock - Dilution.   The Amendment will allow the Company to issue additional shares of Common Stock, which issuances may be substantial.  The issuance of any additional shares of Common Stock will have the effect of   diluting the equity interests of existing shareholders and the earnings per share of existing shares of Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. See “Dilution” at page 13 below.

Voting Rights.  The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. The Amendment has no effect on the legal rights of the holders of the existing shares of Common Stock.

Accounting Consequences:  The par value of the Company’s Common Stock will not change from $0.0001 per share as a result of the Amendment or Restated Articles.

Federal Tax Consequences:  There are no federal tax consequences resulting from the Amendment or Restated Articles to shareholders.

RESTATED ARTICLES

Under the SPA, the Company agreed to and restated its Articles of Incorporation to authorize the Series C Stock and authorized Series B-1 Stock.   The holders of the Series B Stock voluntarily agreed on July 9, 2009, to cancel all of their shares of Series B Stock in order to allow the Company to meet its obligations under the SPA.  Upon the adoption of the Restated Articles, all outstanding shares of Series B Stock were cancelled.  The Restated Articles authorized the Common Stock with no changes in the authorized shares or rights and preferences of such Common Stock, authorized 1,000 shares of newly authorized Series C Stock and authorized 2,108,813 shares of newly authorized Series B-1 Stock.   As before, the Restated Articles authorizes the Company’s Board of Directors to authorize and determine the designations, rights and preferences of up to 100 million authorized shares of serial preferred stock.   The Series B Stock was the only authorized and issued serial preferred of record of the Company as of July 9, 2009.

The Restated Articles and the prior articles of incorporation of the Company authorized the Board of Directors to authorize and determine the designations, rights and preferences of one or more series of preferred stock.  Such serial preferred stock is commonly referred to as “blank check” preferred stock. Under Florida law, the articles of incorporation must be amended to file the designation of rights and preferences for any class or series of serial preferred stock.

Series B-1 Stock:  Reason for Cancellation of Series B Stock and Authorization and Issuance of Series B-1 Stock.  As a condition for the investment by the Investor, the Company was required to authorize the Series C Stock and to conform any other series of preferred stock to the rights and preferences of the Series C Stock, including reducing the authorized number of shares of the Series B-1 Stock to that number of shares that equaled the number of Series B Stock outstanding prior to their cancellation.  In order for the Company to conform to the requirements of the SPA, and at the request of the Company, the holders of the Series B Stock agreed to cancel and did cancel all of their shares of Series B Stock on July 9, 2009, in return for issuance of the Series B-1 Stock on a one-for-one basis, except Howard Ullman voluntarily agreed to accept the issuance of 135,000 shares of Series B-1 Stock in order to reduce the number of shares of Common Stock required to be authorized to cover the conversion of outstanding preferred stock.  Mr. Ullman owned 914,813 shares of Series B Stock.  As of July 17, 2009, the Company has issued the Series B-1 Stock to the former Series B Stock holders.

The Series B Stock was issued to directors in the past as consideration for making cash loans to the Company to fund working capital needs or as payment in full or cancellation of such loans in lieu of cash payments on the loan.  Such consideration was replaced by the issuance of the shares of Series B-1 Stock.  The SPA limited the authorized shares of Series B-1 Stock to 2,108,813 shares in order to limit the issuance of Series B-1 Stock in the future to directors as an inducement to make future cash loans to the Company to fund working capital needs.  The Company is seeking to fund working capital needs through traditional bank or financial institutions or through investments by accredited investors like the Investor and end its past reliance on director loans or private placement of securities to natural persons who are accredited investors.  This effort is necessary in light of the limited capacity and/or willingness of directors to continue to personally fund the working capital needs of the Company and the absence of known natural persons who are accredited investors and willing to purchase the Company securities.   Due to the lack of assets suitable to collateralize asset based loans from banks or financial institutions and the lack of available inventory and accounts receivable, both of which are pledged under an existing accounts receivable loan from Sterling National Bank, the limited capacity and/or willingness of the Company directors to personally fund the working capital needs of the Company, and because the Company’s Common Stock is a “penny stock” under SEC rules, has a public float in excess of 200 million shares and typically and rarely trades above two cents per share, the Company’s affordable funding and financing options are very limited, the Company believes that its working capital funding or financing options are limited to issuance of securities to investors in private placements.  The Company believes that investments by investors like the Investor are in the best interests of the Company because they provide the necessary funding on acceptable terms and conditions in light of the Company’s circumstances and result in less direct dilution of shareholders through the issuance of preferred stock instead of Common Stock.  Further, the Company believes that investments by entities like the Investor indicate a certain level of confidence by investors deemed to be sophisticated by the Company in the Company’s future.

Comparison of Series B Stock and Series B-1 Stock.  The Series B Stock and Series B-1 Stock have the same rights and preferences, except as follows:  (1) The authorized shares of the Series B Stock was 5 million shares as opposed to 2,108,813 authorized shares for the Series B-1 Stock; (2) the par value of the Series B Stock was $0.10 par value as opposed to the par value of $0.0001 per share for the Series B-1 Stock, and (3) the Series B-1 Stock ranks pari passu with the newly authorized Series C Stock, except for those special preferences stated below in the description of the Series C Stock and the par value of the Series C Stock being $1.00 per share as opposed to a par value of $0.0001 par value for the Series B-1 Stock.

Conversion and Voting Rights.  The Series B-1 Stock is convertible upon the holder’s demand into shares of Common Stock at the conversion ratio of one share of Series B-1 Stock for sixty six and 66/100’s shares of Common Stock.  The Series B Stock had the same conversion ratio as the Series B-1 Stock. Neither the Series B Stock nor the Series B-1 Stock have any voting rights or any right to elect directors, except where applicable laws require otherwise.

Adjustments in Number of Shares. The Series B-1 Stock is entitled to the same proportionate adjustment of the securities issuable to the holders thereof in the event of a merger or business combination; stock split; reclassification or recapitalization; stock exchange;  or dividend distribution of the securities of the Company, as  the Series B Stock and the Series C Stock.

Liquidation Value. The Series B-1 Stock has a stated liquidation value of $1.00 per share and the stated liquidation value of the Series B Stock was $0.10 per share.

SPA. Under the SPA, the Company sold 1,000 restricted shares of a newly authorized Series C Stock to the Investor for $700 per share or for an aggregate purchase price of $700,000.  The sale was made in reliance on the exemption from registration under Rule 506 under Regulation D of the Securities Act of 1933, as amended. The proceeds from the sale of the Series C Stock shall be used for general working capital purposes of the Company and its operating subsidiaries. This transaction is part of the Company’s efforts to attain more affordable and more reliable sources of funding or financing for the Company and its operating subsidiaries.

Series C Stock.  Rights and Preferences of the Series C Stock - Voting Rights and Limitation on Senior Series of Preferred Stock:  The Series C Stock shall be entitled to elect two directors to the Company Board of Directors as long as the Series C Stock is outstanding.  Otherwise, the Series C Stock has no voting rights on matter requiring or presented for shareholder approval. Under the Restated Articles, the size of the Company’s Board of Directors is currently limited to seven directors.  Any director nominated by the Series C Stock holder cannot be removed without cause without the affirmative vote of a majority of the shares of Series C Stock.  Under the Restated Articles, the Common Stock holders may remove any director for cause by an affirmative majority vote.  “Cause” is not defined in the Restated Articles, but the Company believes that “cause” means any reason that is customarily sufficient under Florida law, including case law, to justify the removal of a directors.

No senior series of preferred stock to the Series C Stock shall be issued by the Company unless the directors elected by the Series C Stock approve such issuance or the issuance of a senior series of preferred stock is to an “accredited investor” (as defined in Rule 501(a) of Regulation D) for net offering proceeds of $5,000,000 or more.

Conversion. The Series C Stock can be converted upon the holder’s demand into shares of Company Common Stock at a conversion ratio of one share of Series C Stock for sixty seven thousand nine hundred seventy nine and 425/100’s shares of Common Stock, or an aggregate of 67,979,425 shares of Common Stock; provided, however, in no event shall any holder of Series C Stock be entitled to convert that number of Series C Stock if such conversion would cause the holder of the Series C Stock to own more than 4.99% of the then-outstanding shares of Common Stock (as adjusted for the conversion of Series C Stock into Common Shares).

Participation in Future Private Placement of Securities. Under the SPA, the Investor is entitled from July 9, 2009 through July 9, 2011 to participate in an amount up to or equal to 50% of offering amount of any private placement of the Company’s securities and to do so on the same terms, conditions and price offered other prospective investors in any such private placement. The SPA also requires the Company to attain and maintain a key man life insurance policy for two years on Stewart Wallach for $700,000 with the Investor as the policy beneficiary.

Liquidation.  The Series C Stock has a stated liquidation value of $700 per share as opposed to the stated liquidation value of $1.00 for the Series B-1 Stock.

Adjustments in Number of Shares.  Both the Series C Stock and Series B-1 Stock are both entitled to the same proportionate adjustment of the securities issuable to the holders thereof in the event of a merger or business combination; stock split; reclassification or recapitalization; stock exchange;  or dividend distribution of the securities of the Company.

Reduce Board Size.  The Restated Articles amend Article V, Section 1 to provide that the maximum number of directors allowed to sit on the Company’s Board of Directors shall be seven instead of the previously authorized eleven directors.  This amendment was made to reflect the maximum number of directors who have typically sat on the Company’s Board of Directors and to comply with a requirement in the SPA to limit the maximum number of directors to seven directors.  The Series C Stock is entitled to elect two of the seven directors on the Company’s Board of Directors.  As of the date of this Information Statement, the Series C Stock holder has not nominated any directors or indicated when it would do so.

DILUTION

The Amendment will allow the Company to issue additional shares of Common Stock, which issuances may be substantial.  The issuance of any additional shares of Common Stock will have the effect of   diluting the equity interests of existing shareholders and the earnings per share of existing shares of Common Stock. Such dilution may be substantial, depending upon the amount of shares issued.

We have a net tangible book value of ($892,681) or ($0.001594) per share.  Pro Forma net tangible book value per share represents our total tangible assets less our total liabilities divided by the number of shares of our common stock outstanding.

If all 246,562,717 new shares are issued, which consist of 88,591,140 shares issuable upon conversion of Series B-1 Preferred Stock, 67,979,425 shares issuable upon conversion of Series C Preferred Stock, 70,433,333 shares issuable upon exercise of non-qualified stock options, and 19,558,819 shares issuable upon exercise of stock warrants, there would be a total of 806,604,363 shares issued and outstanding.  If all of the options and warrants were exercised, the Company would receive net proceeds of $2,609,772 and the net tangible book value would be $1,717,091.  Dividing our net worth by the number shares outstanding discloses a per share book value of approximately $0.002129 per share.  The Company would receive no proceeds from the conversion of preferred stock to common stock.

The following table sets forth information on dilution to shareholders presuming 100% of the 246,562,717 shares are issued (156,570,565 shares convertible from preferred shares and 89,992,152 shares convertible from the exercise of options and warrants):

Net tangible book value per share before new shares	$(0.001594)
Net tangible book value per share after new shares	$0.002129
Increase of net tangible book value after new shares	$0.003723

The following table sets forth information on dilution to shareholders presuming only 100% of the preferred shares are converted to 156,570,565 shares of common stock:

Net tangible book value per share before new shares	$(0.001594)
Net tangible book value per share after new shares	$(0.001246)
Increase of net tangible book value after new shares	$0.000348

The following table sets forth information on dilution to shareholders presuming only 100% of the options and warrants are exercised and converted to 89,992,152 shares of common stock:

Net tangible book value per share before new shares	$(0.001594)
Net tangible book value per share after new shares	$0.002642
Increase of net tangible book value after new shares	$0.004236

ANTI-TAKEOVER EFFECTS OF AMENDMENT AND RESTATED ARTICLES.

Any conversion of outstanding Series C Stock or Series B-1 Stock would have the effect of increasing the number of outstanding shares of Common Stock and possibly delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company.   The Restated Articles authorize the issuance of serial preferred stock.  The ability of the Board of Directors to issue such additional shares of serial preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a third party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause.

The Series C Stock entitles its holder to elect two of the Company’s seven directors and does not allow the removal of those directors without cause unless the Series C Stock directors approve of such removal.  The right of the Series C Stock to elect two directors as well as the ability of the Board of Directors to issue serial preferred stock could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

The Company does not have any other provisions in its articles or incorporation, by-laws, employment agreements, credit agreements or any other documents that have material anti-takeover consequences. Additionally, the Company has no plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the corporate actions are not being presented with the intent that it be utilized as a type of anti-takeover device.

SERIES A CONVERTIBLE PREFERRED STOCK, $2.00 PAR VALUE, (“SERIES A STOCK”).

The Company’s previous articles of incorporation authorized the issuance of 600,000 shares of Series A Stock.  There were no shares of Series A Stock issued since February 2008 and all issued shares of Series A Stock were cancelled as of January 26, 2007 in connection with the cancellation of the Company’s Membership Interests in Complete Power Solutions, LLC.  The cancellation of those securities was previously reported by the Company in the Form 8-K, dated January 26, 2007, and filed with the Commission on February 1, 2007. The Restated Articles are set forth in Exhibit B hereto.

VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT:

The sole class of voting equity securities of the Company as of July 21, 2009, that are issued and outstanding is the Common Stock.  The table below sets forth, as of July 20, 2009 (“Record Date”), certain information with respect to the Common Stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (i) each person who owns beneficially more than 5% of the Common Stock; and (iii) all Directors, nominees and executive officers as a group. The table below also shows ownership as of the Record Date of shares of: (1) Series B-1 Stock; and (2) Series C Stock. There were the following shares of Company capital stock outstanding as of July 20, 2009: (a) 560,041,645 shares of Common Stock; (b) 1,329,000 shares of Series B-1 Stock; and (c) 1,000 shares of Series C Stock.

OWNERSHIP OF OFFICERS, DIRECTORS AND PRINCIPAL SHAREHOLDERS
as of July 20, 2009(1)

NAME, TITLE, & ADDRESS	OWNERSHIP OF SHARES OF COMMON STOCK	% OF OUTSTANDING COMMON SHARES OWNED	OWNERSHIP OF COMMON SHARES AFTER CONVERSION OF OPTIONS AND WARRANTS	% OF OUTSTANDING COMMON SHARES OWNED AFTER CONVERSION OF OPTIONS AND WARRANTS	SHARES OF SERIES B-1 STOCK OWNED	% OF OUTSTANDING SHARES OF SERIES B-1 STOCK OWNED	SHARES OF COMMON SHARES OWNED AFTER CONVERSION OF SERIES B-1 STOCK	% OF SHARES OF OUTSTANDING COMMON SHARES OWNED AFTER CONVERSION OF SERIES B-1 STOCK

Stewart Wallach,	65,157,295	11.5%	94,655,334	16%	939,000	71%	127,751,035	23%
Chief Executive Officer & President (2) **

Howard Ullman,	93,869,536	17%	95,369,536	17%	135,000	10%	102,868,636	18%
Chairman and Assistant Secretary (3)**

Gerry McClinton,	500,000	*	27,750,000	5%	-	-	-	-
COO & Director (4)**

Laurie Holtz, **	4,295,000	*	5,795,0000	1%	5,000	*	4,628,300	*
Chief Financial Officer & Director (5)

Jeffrey Postal, Director ** (6)	7,236,250	1.3%	13,236,250	2.3%	250,000	19%	23,901,250	4.2%

Jill Mohler, Secretary ** (7)	0	0	150,000	*	-	-	-	-

Jeffrey Guzy, Director ** 3139 N. 19th St. Arlington VA 22203 (8)	832,000	*	3,332,000	*	-	-	-	-

Larry Sloven, Director 10400 Griffin Rd. Cooper City, FL 33328	792,000	*	2,792,000	*	-	-	-	-

ALL OFFICERS & DIRECTORS AS A GROUP	172,682,081	31.%	243,080,120	41.3%	1,329,000	100%	259,149,221	46%

(Continued)

NAME, TITLE, & ADDRESS	OWNERSHIP OF SHARES OF COMMON STOCK	% OF OUTSTANDING COMMON SHARES OWNED	OWNERSHIP OF COMMON SHARES AFTER CONVERSION OF OPTIONS AND WARRANTS	% OF OUTSTANDING COMMON SHARES OWNED AFTER CONVERSION OF OPTIONS AND WARRANTS	SHARES OF SERIES B-1 STOCK OWNED	% OF OUTSTANDING SHARES OF SERIES B-1 STOCK OWNED	SHARES OF COMMON SHARES OWNED AFTER CONVERSION OF SERIES B-1 STOCK	% OF SHARES OF OUTSTANDING COMMON SHARES OWNED AFTER CONVERSION OF SERIES B-1 STOCK
PRINCIPAL SHAREHOLDERS

Bart Fisher (10)(11) 9009 Potomac Forest Dr. Great Falls, VA 22066	30,715,419	5%	-	-	-	-	-	-

Margaret Fisher 9009 Potomac Forest Dr. Great Falls, VA 22066	43,295,000	8%	-	-	-	-	-	-

PRINCIPAL SHAREHOLDER SUBTOTAL:	74,010,419	13%	-	-	-	-	-	-

ALL OFFICERS DIRECTORS AND PRINICPAL SHAREHOLDERS TOTAL:	246,692,500	44%	243,080,120	41.3%	1,329,000	100%	259,149,221	46%

Notes to Table
* Less than One Percent (1%)
** Address is 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442.
(1) Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2) Total shares includes 27,733,333 million shares that Mr. Wallach has the right to acquire non-qualified stock option and 1,764,706 shares of Common Stock issuable under the warrants issued to Mr. Wallach as part of his $100,000 investment in Company’s 2007 private placement under Rule 506 of restricted shares of Common Stock. Mr. Wallach was appointed Chief Executive Officer and President of the Company on April 23, 2007.
(3) Total shares include 1,500,000 shares of Common Stock currently available for acquisition under outstanding non-qualified stock options granted to Mr. Ullman. Mr. Ullman was Chief Executive Officer and President of the Company until April 20, 2007. Mr. Ullman was appointed Assistant Secretary of the Company and Capstone in April 2008. Mr. Ullman’s Common Stock ownership was reduced by 55,000,000 on July 13, 2009 as result of collateral forfeiture of pledged stock on personal loan.
(4) Total shares include 27,250,000 shares of Common Stock that Mr. McClinton has the right to acquire under a non-qualified stock option.
(5) Total shares include an aggregate of 1,000,000 shares of Common Stock that Mr. Holtz has the right to acquire under a non-qualified stock option issued on June 8, 2009. Mr. Holtz was appointed as Chief Financial Officer in December 2007.  He resigned on June 1, 2009.  Mr. Holtz is the father-in-law of Howard Ullman but disclaims any interest in Mr. Ullman’s ownership of Company securities for SEC reporting purposes.
(6) Total includes an aggregate of 1,000,000 shares of Common Stock that Mr. Postal has the right to acquire under a non-qualified stock options issued on June 8, 2009.
(7) Ms. Mohler was appointed as Secretary on February 5, 2008, and replaced Gerry McClinton, who reigned on that same date to focus on his duties as Chief Operating Officer. Ms. Mohler was granted a non-qualified stock option for 150,000 shares of Common Stock in 2008 as part of her compensation arrangement.
(8) Total includes an aggregate of 1.5 million shares of Common Stock that Mr. Guzy has the right to acquire under a non-qualified stock options issued on June 8, 2009.
(9) Total includes an aggregate of 1,000,000 shares of Common Stock that Mr. Sloven has the right to acquire under a non-qualified stock option issued on June 8, 2009.
(10)(11) Bart Fisher is the spouse of Margaret Fisher. Bart Fisher was an officer and director of the Company in 2002. If the ownership of Bart Fisher is combined with his spouse’s holdings, then Bart Fisher may be deemed to be an “affiliate” of the Company under the rules of the Securities Exchange Act of 1934, as amended, and on the basis of owning more than 10% of the Company’s outstanding shares of Common Stock.
(12) If the Series B-1 Stock were converted into shares of Common Stock, then the number of Common Stock shares issued would be 88,591,140, which would increase the outstanding shares of Common Stock to 648,632,785.

The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and, as footnoted, also any shares that the individual has the right to acquire within 60 days of the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has the sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the table.

OWNERSHIP OF SERIES C STOCK AS OF July 20, 2009

The following table sets forth beneficial ownership of Series C Convertible Preferred Stock of members of Company management as of July 20, 2009.

NAME OF SHAREHOLDER	Number of Shares of Series C Stock Owned	% of Outstanding Shares of Series C Stock Owned	Number of Shares of Common Stock issuable upon conversion of Series C Stock	% of Shares of Common Stock Owned upon Conversion of Series C Stock

Involve, LLC, a Florida limited liability company (1)
c/o Harris & Cramer LLP 1555 Palm Beach Lakes Blvd. #310 West Palm Beach, FL 33401	1,000	100%	67,979,425	11%

Notes to Table
(1)
Involve, LLC  acquired the Series C Stock shares in a private sale under Rule 506 of Regulation D, as promulgated under the Securities Act of 1933, as amended,  on July 9, 2009 and pursuant to a Stock Purchase Agreement of the same date between Involve, LLC and the Company.  A copy of the Stock Purchase Agreement was filed with the Commission on July 14, 2009.  Involve, LLC is not a single-member limited liability company.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

The Amendment and Restated Articles was unanimously approved by the directors of the Company.  No director has informed the Company that he will oppose the Amendment or Restated Articles.   The increase in the authorized shares of Common Stock benefits every holder of serial preferred stock of the Company and holder of any option or warrant of the Company in that it makes available to such holders sufficient shares of Common Stock to cover the conversion of their preferred stock or the exercise of their options or warrants.  Stewart Wallach, Howard Ullman, Jeffery Postal and Laurie Holtz, all directors of the Company, hold Series B-1 Stock as well as options to purchase shares of Common Stock.  Jeffrey Guzy, Larry Sloven, Howard Ullman, Stewart Wallach, Jeffrey Postal, Gerry McClinton and Laurie Holtz, all directors of the Company, hold options to purchase shares of Common Stock.  Mr. Wallach and Mr. McClinton are also officers of the Company.  Mr. Wallach also has a warrant to purchase shares of Common Stock.  As such, these directors and officers have a direct interest in the approval of the Amendment because it would make available shares of Common Stock to cover the conversion of their Series B-1 Stock or options to purchase shares of Common Stock.  Currently, and until the effectiveness of the Amendment, the Company does not have sufficient shares of Common Stock to cover all of its obligations to issue such shares upon conversion of the outstanding serial preferred stock or the exercise of options or warrants. Otherwise, and except in their capacity as shareholders, no person who has served as a director or executive officer of the Company since the beginning of the Company’s last fiscal year and no associate of any of them, has any interest, direct or indirect, by security holdings or otherwise, in the amendment to the Articles of Incorporation referenced herein which is not shared by the majority of the shareholders.

Mr. Ullman, a former Chief Executive Officer and President of the Company, and the current Chairman of the Company’s Board of Directors, voluntarily agreed to accept 135,000 shares of Series B-1 Stock instead of 914,813 shares of Series B-1 Stock that would have been issued if he exchanged his 914,813 shares of Series B Stock for Series B-1 Stock on a one-for-one basis.  Mr. Ullman has voluntarily reduced his equity position in the Company over the past two years to reflect his reduced role in the day-to-day management of the Company and to assist the Company in its efforts to reduce the number of shares of capital stock required to be authorized to cover the conversion of outstanding serial preferred stock and outstanding options and warrants.

ADDITIONAL INFORMATION
The Company files annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company has filed at the SEC’s public reference rooms at 100 F Street, NE, Washington, D.C., 20549. Please call the commission at (800) SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site at www.sec.gov which reports information statements and other information (including this Information Statement) regarding the Company. The Common Stock is quoted on the Over the Counter Bulletin Board under the trading symbol “CHDO.OB.”

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy and information statements with respect to two or more shareholders sharing the same address by delivering a single proxy or information statement, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy and information materials, delivering a single proxy or information statement, as applicable, to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company’s transfer agent, Corporate Stock Transfer, Inc., that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a shareholder at a shared address to which a single copy of this Information Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy or information statement, or if you are receiving multiple proxy or information statements and would like to request delivery of a single proxy or information statement, please notify your broker if your shares are held in a brokerage account or Corporate Stock Transfer, Inc. if you hold registered shares. You can notify Corporate Stock Transfer, Inc. by sending a written request to Corporate Stock Transfer, Inc., 3200 Cherry Creek South Dr # 430, Denver, Colorado 80209-3246, Telephone: (303) 282-4800.

Exhibit A: Form of Amended and Restated Articles of Incorporation of CHDT Corporation

FORM OF AMENDMENT TO
ARTICLE IV OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CHDT CORPORATION, A FLORIDA CORPORATION

ARTICLE IV.  AUTHORIZED SHARES

Section 1. Authorized Shares.  The maximum number of shares which the Corporation is authorized to issue is 900,000,000 shares, of which 850,000,000 shares shall be Common Stock par value $0.0001 per share (the “Common Stock”), and 50,000,000 shares of Preferred Stock (the “Preferred Stock”).

Exhibit B:          Amended and Restated Articles of Incorporation,

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CHDT CORPORATION

In accordance with Section 607.1007 of the Florida Statutes, the articles of incorporation of CHDT Corporation, a Florida corporation, are hereby amended and restated (the “Amended and Restated Articles of Incorporation”) to read in their entirety as follows:

ARTICLE I.  NAME

The name of the corporation is CHDT Corporation (the “Corporation”).

ARTICLE II.  PURPOSE

The general purpose of the Corporation shall be the transaction of any and all lawful business for which corporations may be incorporated under the Florida Business Corporation Act.

ARTICLE III.  REGISTERED OFFICE AND AGENT; PRINCIPAL PLACE OF BUSINESS

The street address of the registered office of the Corporation shall be 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442, and the registered agent of the Corporation at such address shall be Gerry McClinton.  The principal place of business of the Corporation shall be 350 Jim Moran Blvd., Suite 120, Deerfield Beach, Florida 33442.

ARTICLE IV.  AUTHORIZED SHARES

Section 1. Authorized Shares.  The maximum number of shares which the Corporation is authorized to issue is 700,000,000 shares, of which 600,000,000 shares shall be Common Stock par value $0.0001 per share (the “Common Stock”), and 100,000,000 shares of Preferred Stock (the “Preferred Stock”).

Section 2.  Preferred Stock.

(a)           Preferred Stock shall be entitled to preference over Common Stock in the distribution of dividends or assets, in such manner and to such extent, if any, as may be determined, from time to time by the Board of Directors. The shares of Preferred Stock may be divided into or issued in series. The Board of Directors is expressly vested with and shall have authority to establish from time to time the number of shares to be included in each series and, within the limitations of law and the provisions of these Articles of Incorporation, to fix and determine the voting rights and other designations, preferences, rights, qualifications, limitations, and restrictions, if any, of each such series.  All shares of Preferred Stock of the same series shall be identical with each other in all respects.

(b)           The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

The number of shares constituting such series and the distinctive designation of such series;

The preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions on, with respect to any series;

The dividend rate on the shares of each series, the dates at which dividends, if declared, shall be payable, the conditions upon which such dividends are payable, whether dividends shall be cumulative, non-cumulative, or partially cumulative and, if cumulative or partially cumulative, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

Whether the shares of such series shall have voting rights in addition to any voting rights and/or class voting rights that may be provided by law and, if so, the terms and duration of such voting rights, including the number of votes per share in any such series, which number may be more or less than one vote per share, as the Board of Directors may determine;

Whether the shares of such series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including the amount and type of consideration per share payable in case of conversion or exchange, the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be effected, and provision for adjustments of the conversion rate in such events as the Board of Directors shall determine;

Whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of redemption, including the date or dates upon or after which the shares of such series shall be redeemable and the amount and type of consideration per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

Whether the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the redemption or purchase of shares of that series for retirement, and if such retirement or sinking fund or funds be established, the amount thereof and the terms and provisions relative to the operation thereof;

The rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

Such other special rights and protective provisions with respect to any series as the Board of Directors may deem advisable; and Any other relative rights, preferences and limitations of such series.

The shares of each series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

Section 3.  Series B-1 Convertible Preferred Stock.

(a)           Designation. The distinctive serial designation of this series shall be “Series B-1 Convertible Preferred Stock, $0.0001 par value per share” (hereinafter called “Series B-1 Preferred Stock”).

(b)           Authorized Shares. The number of shares in this Series B-1 Preferred Stock shall initially be 2,108,813, which number may from time to time be decreased (but not below the number then outstanding), but not increased, by the Board of Directors. Shares of this Series B-1 Preferred Stock purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of this Series B-1 Preferred Stock may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder’s fractional share, to all rights of a holder of a whole share of this Series.  The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B-1 Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B-1 Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B-1 Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation’s Articles of  Incorporation.

(c)           Dividends. The holders of full or fractional shares of this Series B-1 Preferred Stock shall not be entitled to any dividends or other distributions.

(d)           Conversion. Each share of the Series B-1 Preferred Stock that is issued and outstanding may be converted into 66.66 shares of Common Stock (as such number may be adjusted pursuant to Section 3(i) below) (the “Series B-1 Conversion Shares”) by the holder thereof upon written demand to the Corporation and upon compliance with any reasonable administrative requirements of the Corporation for such conversion.

(e)           Merger. In the event of any merger, reorganization (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in Section 3(i) below), or consolidation of the Corporation with or into another corporation (other than a liquidating event described in Section 3(f) below), then in any such case the shares of this Series shall automatically be converted into a number of shares of Common Stock equal to the Series B-1 Conversion Shares, and such conversion shall be consummated prior to the record date for holders of the shares of Common Stock for any such merger, reorganization, or consolidation.

(f)           Liquidation and Dissolution. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock, but after all distributions are made in full to all other series of issued and outstanding shares of preferred stock, to be paid in full an amount per whole share of this Series equal to $1.00, together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series B-1 Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation. In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to the first paragraph of this Section 3(f), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable, amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series B-1 Preferred Stock then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to the first paragraph of this Section 3(f) before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.

For the purposes of this Section 3(f), the consolidation or merger of, or binding share exchange by, the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(g)           Preferences.  This Series B-1 Preferred Stock shall rank (i) junior to all other series or classes of Preferred Stock of the Corporation, now existing or hereafter created, as to payment of dividends and the distribution of assets, unless the terms of any such other series or class shall provide otherwise; and (ii) pari passu with the Series C Preferred Stock.

(h)           Voting Rights. The shares of the Series B-1 Preferred Stock shall have no voting rights unless applicable law requires otherwise.

(i)            Adjustments.

(i)           Adjustment Upon Common Stock Event.  At any time or from time to time after the date on which the first share of Series B-1 Preferred Stock was issued by the Corporation (the “Series B-1 Original Issue Date”), upon the happening of a Series B-1 Common Stock Event (as hereinafter defined), the Series B-1 Conversion Shares shall, simultaneously with the happening of such Series B-1 Common Stock Event, be adjusted proportionately by multiplying the Series B-1 Conversion Shares immediately prior to such Series B-1 Common Stock Event by a fraction, (A) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Series B-1 Common Stock Event, and (B) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Series B-1 Common Stock Event, and the product so obtained shall thereafter be the Series B-1 Conversion Shares. The Series B-1 Conversion Shares shall be readjusted in the same manner upon the happening of each subsequent Series B-1 Common Stock Event.  As used herein, the term the “Series B-1 Common Stock Event” shall mean (A) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (B) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (C) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

(ii)           Adjustments for Other Dividends and Distributions.  If at any time or from time to time after the Series B-1 Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Series B-1 Common Stock Event, then in each such event provision shall be made so that the holders of the Series B-1 Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series B-1 Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3(i) with respect to the rights of the holders of the Series B-1 Preferred Stock or with respect to such other securities by their terms.

(iii)           Adjustment for Reclassification, Exchange and Substitution.  If at any time or from time to time after the Series B-1 Original Issue Date the Common Stock issuable upon the conversion of the Series B-1 Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Series B-1 Common Stock Event or a stock dividend provided for elsewhere in this Section 3(i)), then in any such event each holder of Series B-1 Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series B-1 Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(iv)           Certificate of Adjustment.  In each case of an adjustment or readjustment of the Series B-1 Conversion Shares, the Corporation, at its expense, shall cause its chief financial officer (or other executive officer) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series B-1 Preferred Stock at the holder’s address as shown in the Corporation’s books.

(v)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon any conversion of Series B-1 Preferred Stock.  In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s fair market value as determined in good faith by the Board as of the date of conversion.

(j)           No Impairment. The Corporation shall not avoid or seek to avoid the 4(g)(ii) observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights, preferences and privileges of the holders of the Series B-1 Preferred Stock against impairment. This Section 3(j) is intended to prevent the Corporation from any intentional violation of any of the express rights, preferences and privileges of the Series B-1 Preferred Stock herein.

Section 4.  Series C Convertible Preferred Stock.

(a)           Designation. The distinctive serial designation of this series shall be “Series C Convertible Preferred Stock, $1.00 par value per share” (hereinafter called “Series C Preferred Stock”).

(b)           Authorized Shares. The number of shares in this Series C Preferred Stock shall initially be 1,000, which number may from time to time be decreased (but not below the number then outstanding), but not increased, by the Board of Directors. Shares of this Series C Preferred Stock purchased by the Corporation shall be canceled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series. Shares of this Series C Preferred Stock may be issued in fractional shares, which fractional shares shall entitle the holder, in proportion to such holder’s fractional share, to all rights of a holder of a whole share of this Series.

(c)           Dividends. The holders of full or fractional shares of this Series C Preferred Stock shall not be entitled to any dividends or other distributions.

(d)           Conversion. The holders of the Series C Preferred Stock shall have, and be subject to, the following conversion rights:

(i)           Each share of the Series C Preferred Stock that is issued and outstanding may be converted, at any time or from time to time, into 67,979.425 shares of Common Stock (as such number may be adjusted pursuant to Section 4(i) below) (the “Conversion Shares”) by the holder thereof upon written demand to the transfer agent (or to the Corporation if the Corporation serves as its own transfer agent) or as otherwise provided herein.

   (ii)           The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Corporation’s Articles of  Incorporation.

(iii)           Before any holder of Series C Preferred Stock shall be entitled to convert shares of Series C Preferred Stock into shares of Common Stock, the holder shall surrender the certificate for such shares of Series C Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series C Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C Preferred Stock represented by such certificate and, if applicable, any event on which such conversion is contingent.  The notice shall state the holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.

(iv)           In the event less than all the shares represented by a certificate are converted, the Corporation shall promptly issue to the holder thereof a new certificate representing the unconverted shares.

(v)           The conversion time shall be the date notice is provided by the holder of Series C Preferred Stock to the Corporation in accordance with Section 4(d)(i) above.

(e)           Merger. In the event of any merger, reorganization (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in Section 4(i) below) or consolidation of the Corporation with or into another corporation (other than a Liquidation Event (as described in Section 4(f) below)), then in any such case the shares of this Series shall automatically be converted into a number of shares of Common Stock equal to the Conversion Shares, and such conversion shall be consummated prior to the record date for holders of the shares of Common Stock for any such merger, reorganization, or consolidation.

(f)           Liquidation and Dissolution.

(i)           In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock, but after all distributions are made in full to all other series of issued and outstanding shares of Preferred Stock with a liquidation preference senior to Series C Preferred Stock, to be paid in full an amount per whole share of this Series equal to $700.00 (the “Series C Preferred Stock Liquidation Preference”), together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of this Series that have not converted to Common Stock in accordance with this Section 4, the holders of shares of this Series C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation. In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon a Liquidation Event shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section 4(f), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable, amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

(ii)           Upon a Liquidation Event, the holders of shares of this Series C Preferred Stock then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its shareholders all amounts to which such holders are entitled pursuant to this Section 4(f) before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.

                                               (iii)           For the purposes of Section 4(f)(i) above, the consolidation or merger of, or binding share exchange by, the Corporation with any other corporation shall not be deemed to constitute a Liquidation Event.

(iv)           Prior to the occurrence of a Liquidation Event, and in any event not less than twenty (20) calendar days prior to any payment date or ten (10) calendar days prior to any record date for distributions or dividends to holders of record of Common Stock, if earlier, with respect thereto, the Corporation will furnish each holder of the Series C Preferred Stock written notice; together with a certificate prepared by the chief financial officer (or any other executive officer) of the Corporation describing in detail the facts of such Liquidation Event, stating in detail the amount(s) per share of the Series C Preferred Stock each holder of the Series C Preferred Stock would receive pursuant to the provisions of this Section 4(f) and stating in detail the basis upon which such amounts were determined.  Notwithstanding the preceding, the holder or holders of not less than a majority of the outstanding shares of Series C Preferred Stock may, at any time upon written notice to the Corporation, reduce the time, but not below five (5) business days, for notice pursuant to any notice provisions specified herein for the benefit of such holders, and any such reduction of time shall be binding upon all holders of such securities.

(v)           Notwithstanding anything contained herein to the contrary, prior to the payment date with respect to a Liquidation Event, each holder of Series C Preferred Stock shall have the right to convert its shares of Series C Preferred Stock into Common Stock in accordance with this Section 4.

(g)           Preferences.  So long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not (by merger, consolidation or otherwise), without the approval, by vote or written consent, of the holders of at least a majority of the Series C Preferred Stock then outstanding (i) adversely alter or change the rights, preferences, or privileges of, or restrictions provided for the benefit of, the Series C Preferred Stock; or (ii) authorize or issue (by reclassification or otherwise) any security having rights or preferences senior to or being on a parity with the Series C Preferred Stock; provided, however, that the foregoing Section 4(g)(ii) shall not apply to any issuance of preferred stock senior to the Series C Preferred Stock that is either approved in advance by the two directors elected by the Series C Preferred Stock or issued to an “accredited investor” (as defined in Rule 501(a) or Regulation D under the Securities Act of 1933 as amended) in return for $5,000,000 or more in net cash offering proceeds to the Corporation. Notwithstanding the preceding, the Corporation may issue other series or classes of Preferred Stock with rights as to payment of dividends that are senior to Series C Preferred Stock. Except as otherwise provided herein, Series C Preferred Stock shall rank pari passu with the Series B-1 Preferred Stock.  The foregoing shall not impair the ability of the Corporation to issue shares of its Common Stock.

(h)           Voting Rights. Except as otherwise provided herein or otherwise required by applicable law, the shares of the Series C Preferred Stock shall have no voting rights.

(i)            Adjustments.

(i)           Adjustment Upon Common Stock Event.  At any time or from time to time after the date on which the first share of Series C Preferred Stock was issued by the Corporation (the “Series C Original Issue Date”), upon the happening of a Series C Common Stock Event (as hereinafter defined), the Conversion Shares shall, simultaneously with the happening of such Series C Common Stock Event, be adjusted proportionately by multiplying the Conversion Shares immediately prior to such Series C Common Stock Event by a fraction, (A) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Series C Common Stock Event, and (B) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Series C Common Stock Event, and the product so obtained shall thereafter be the Conversion Shares. The Conversion Shares shall be readjusted in the same manner upon the happening of each subsequent Series C Common Stock Event.  As used herein, the term the “Series C Common Stock Event” shall mean (A) the issue by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (B) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (C) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

(ii)           Adjustments for Other Dividends and Distributions.  If at any time or from time to time after the Series C Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Series C Common Stock Event, then in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4(i) with respect to the rights of the holders of the Series C Preferred Stock or with respect to such other securities by their terms.

(iii)           Adjustment for Reclassification, Exchange and Substitution.  If at any time or from time to time after the Series C Original Issue Date the Common Stock issuable upon the conversion of the Series C Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Series C Common Stock Event or a stock dividend provided for elsewhere in this Section 4(i)), then in any such event each holder of Series C Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(iv)           Certificate of Adjustment.  In each case of an adjustment or readjustment of the Conversion Shares, the Corporation, at its expense, shall cause its chief financial officer (or other executive officer) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series C Preferred Stock at the holder’s address as shown in the Corporation’s books.

(v)           Fractional Shares.  No fractional shares of Common Stock shall be issued upon any conversion of Series C Preferred Stock.  In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s fair market value as determined in good faith by the Board as of the date of conversion.

(j)           Election of Directors.

(i) So long as any Series C Preferred Stock is outstanding, (A) the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (the “Series C Director”), and (B) the holders of record of the shares of Common Stock and of any other class or series of voting stock, voting together as a single class, shall be entitled to elect the remaining five (5) directors of the Corporation.  Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect the director voting together as a single class, given either at a special meeting of such shareholders duly called for that purpose or pursuant to a written consent of shareholders.  Section 2 of Article V below shall govern the removal of directors for cause.

(ii) At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect the director will constitute a quorum for electing the director.  A vacancy in any directorship filled by the holders of any class or series will be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 4(j).

(k)           No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights, preferences and privileges of the holders of the Series C Preferred Stock against impairment.  This Section 4(k) is intended to prevent the Corporation from any intentional violation of any of the express rights, preferences and privileges of the Series C Preferred Stock herein.

    (l)           Limitation on Conversion.  In no event shall the holder be entitled to convert the number of Series C Preferred Stock, which when those converted added to the sum of the number of shares of Common Stock previously beneficially owned (as such term is defined under Section 13(d) and Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”)), by the holder, would exceed 4.99% of the shares of Common Stock outstanding, as determined in accordance with Rule 13d-1(j) of the Exchange Act; provided, however, such limitation shall not apply with respect to: (i) a mandatory conversion pursuant to Section 4(e) or (ii) an election to convert in connection with a Liquidation Event pursuant to Section 4(f).

ARTICLE V.  DIRECTORS

Section 1.  Number.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which shall consist of seven members of Directors, acting by not less than a majority of the directors then in office.

Section 2.  Removal.  Any director or the entire Board of Directors of the Corporation may be removed only for cause. At any annual meeting of shareholders of the Corporation or at any special meeting of shareholders of the Corporation, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the holders of eighty percent (80%) or more of the combined voting power of the then outstanding shares of capital stock entitled to vote thereon, present in person or by proxy, may remove such director or directors for cause.

Section 3.  Vacancies.  Any vacancies in the Board of Directors (other than Series C Directors) resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the Board of Directors, acting by not less than a majority of the directors then in office, even if less than a quorum. Any director so chosen shall hold office only until the next election of directors by the shareholders.

ARTICLE VI.  AMENDMENTS

Unless otherwise required by applicable laws or the provisions of these Amended and Restated Articles of Incorporation, these Amended and Restated Articles of Incorporation shall be amended only by the affirmative vote of the holders of a majority of the shares entitled to vote on such amendment, voting as a single class.

ARTICLE VII.  WRITTEN CONSENT
The power of the shareholders of the Corporation to consent in writing, without a vote at an annual or special meeting of shareholders of the Corporation, to the taking of any action by the Corporation is specifically granted.

ARTICLE VIII.  OWNERSHIP OF STOCK BY THE CORPORATION
If the Corporation acquires its own shares, such shares shall belong to the Corporation and shall constitute treasury shares unless disposed of or canceled by the Corporation.

ARTICLE IX.  CONTROL SHARE ACQUISITION
The Control Share Acquisition provisions of the Florida General Corporation Act, found in Title XXXVI, Chapter 607, Section 607.0902 of said act, shall not apply to the Corporation.

CHDT CORPORATION

By:  /s/ Stewart Wallach
      Stewart Wallach
      Chief Executive Officer & President

CERTIFICATE TO AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
CHDT CORPORATION

The undersigned, Stewart Wallach, Chief Executive Officer and President of CHDT Corporation, a Florida corporation (the “Corporation”), does hereby certify as follows:

1.           The amendment and restatement of the Corporation’s articles of incorporation as attached hereto requires approval of the holders of the Corporation’s Common Stock and the holders of the Corporation’s Series B Convertible Preferred Stock.

2.           The board of directors of the Corporation recommended by unanimous written consent dated July 9, 2009 that the holders of Common Stock of the Corporation and the holders of Series B Convertible Preferred Stock of the Corporation approve the amendment and restatement of the Corporation’s articles of incorporation.  The amendment and restatement of the Corporation’s articles of incorporation was approved by the holders of Common Stock of the Corporation by written consent dated as of July 9, 2009 because the number of Common Stock votes cast for the amendment was sufficient for approval.  The amendment and restatement of the Corporation’s articles of incorporation was approved by the holders of Series B Convertible Preferred Stock of the Corporation by written consent dated as of July 9, 2009 because the number of Series B Convertible Preferred Stock votes cast for the amendment was sufficient for approval.

3.           The undersigned officer of the Corporation has been duly authorized to submit these Amended and Restated Articles of Incorporation of the Corporation to the Florida Department of State for filing in accordance with Section 607.1007, Florida Statutes.

CHDT CORPORATION
By:  /s/ Stewart Wallach
      Stewart Wallach
      Chief Executive Officer & President

ACCEPTANCE OF REGISTERED AGENT

Having been named as Registered Agent and to accept service of process for the above stated corporation at the place designated in this Certificate, I hereby accept the appointment as Registered Agent and agree to act in this capacity.  I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as Registered Agent.

Date:  July 9, 2009

/s/ Gerry McClinton
Gerry McClinton